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                                                                     Exhibit 7.3


OHIO AFFILIATES





                           A Fifth Third Bankcorp Bank
                   Note: Retain Customer Copy for your records



OFFICER No. 0434                                          NOTE No.
            ----                                                  -----------
$2,000,000                                                       July 3, 1998
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City:  Cleveland,  State  Ohio                               (Effective Date)
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On or before the Due Date below, the undersigned, a (check one) [ ] corporation
[ ] partnership [ X ] individual [ ] limited liability company, for value received and if more than one, jointly and severally, promise to pay to the order of Fifth Third Bank of Northeastern Ohio, 1404 East Ninth Street, Cleveland, Ohio 44114 (hereinafter referred to as "Bank") the sum of Two Million and No/100 Dollars (hereinafter referred to as the "Borrowing") plus interest as provided herein, less such amounts as shall have been repaid in accordance with this note. The outstanding balance of this note will appear on a supplement bank record and is not necessarily the face amount of this note. Such record shall be conclusive as to the balance due of this note at any time.

The principal sum outstanding shall bear interest per annum at the rate of -0- % greater than the "Prime Rate" (the rate announced by the Bank from time to time) on the above Effective Date. In the event of a change in said Prime Rate, the rate of this note shall be changed immediately to that rate which shall be greater than the new Prime Rate by the amount stated in this clause. Interests shall be computed based on a year of 360 days and charged for the actual number of days elapsed.

Prior to the Due Date, Bank may (but is not obligated to) lend to the undersigned such amounts as may from time to time be requested by the undersigned provided that (a) the principal amount borrowed shall not at any time exceed the Borrowing (b) no Event of Default as defined herein shall exist, and (c) amounts advanced and repaid may not reborrowed hereunder.

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
Interest shall be due and payable:  [   ]  At maturity on the Due Date set forth below:
                                    [ X ]  On the 30th day of each   [ X ] Month     [  ] Quarter beginning July 30, 1998.
Principal shall be due and payable on the Due Date set forth below.
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To secure repayment of this note and all modifications, extensions and renewals thereof, and all other Obligations (as herein defined) of the undersigned to
Bank, the undersigned grants Bank a security interest in all of the undersigned's now owned or hereafter acquired interests in all property in which
Bank is, at any time, granted a lien for any Obligation and all property in possession of Bank including, without limitation, money, securities, instruments, documents, letters of credit, chattel paper, or other property delivered to Bank in transit, for safekeeping, or for collection of exchange for other property, all distributions, dividends, warrants, securities or other rights in addition to such property, all rights to payment from and claims against Bank and all proceeds thereof, and all real and personal property described below ("Collateral"). The undersigned agrees to immediately deliver such additional dividends warrants, securities or other property or rights thereto to Bank immediately upon receipt as additional Collateral and until delivery to hold same in trust for Bank. The undersigned agrees that the Bank may, at any time, call for additional Collateral satisfactory to it. All documents executed in connection with this note and all Collateral, including without limitation the following, further secure the Obligations:

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                 Collateral listed on Exhibit A attached hereto
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The Obligations secured by the Collateral (herein, "Obligations") shall include this note and each and every liability of the undersigned jointly or severally to Bank and all affiliates of Fifth Third Bancorp however created, direct or contingent, due or to become due whether now existing or hereafter arising, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, in any manner by the undersigned. The undersigned also grants Bank a security interest in all of the Collateral as agent for all affiliates of Fifth Third Bancorp for all Obligations of the undersigned to such affiliates. Said security


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interest shall not be enforced to the extent prohibited by the Truth in Lending
Act as implemented by Federal Reserve Regulation Z.

The undersigned certifies that the proceeds of this loan are to be used for business purposes. If this note is a renewal, in whole or in part, of a previous Obligation, the acceptance by Bank of this note shall not effectuate a payment but rather a continuation of the previous Obligation.

Bank may charge, and the undersigned agrees to pay, on the above Effective Date, a note processing fee in an amount determined by Bank.

Events of Default:
This note, and all other Obligations of the undersigned to Bank, shall be and become immediately due and payable at the option of the Bank, without any demand or notice whatsoever, upon the occurrence of any of the following described events, each of which shall constitute an Event of Default:

1) Any failure to take any payment when due of the principal or interest on this note, the occurrence of any event of default as therein defined on any other Obligation of the undersigned, or a default in the Obligations under any security documents.
2) The death or dissolution of the undersigned, of an endorsers or guarantor, or if the undersigned is a partnership, the death or dissolution of a general partner.
3)     Any failure to submit to Bank current financial information upon request.
4) The creation of any lien (except a lien to Bank) or the issuance of an attachment against or seizure of any of the property of, or the entry of a judgment against, the undersigned.
5) In the judgment of Bank, any adverse change occurs in the ability of the undersigned to repay the Obligations, or the Bank deems itself insecure.
6) An assignment for the benefit of the creditors of, or the commencement of any bankruptcy, receivership, insolvency, reorganization, or liquidation proceedings by or against the undersigned or any endorser or guarantor hereof.
7) The institution of any garnishment proceedings by attachment, levy or otherwise, against any Collateral, any deposit balance maintained or any property deposited with the Bank by the undersigned or any endorser or guarantor hereof.
8) Bank has called for additional security and the undersigned has not furnished satisfactory additional security on demand.

Upon the occurrence of an Event of Default herein described Bank may, at its option cease making advances hereunder, declare this note and all other Obligations of the undersigned, to be fully due and payable in their aggregate amount together with accrued interest plus any applicable prepayment premiums, fees and charges.

In addition to any other remedy permitted by law, the Bank may at any time, without notice, apply the Collateral to this note or such other Obligations, whether due or not, and Bank may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings. Notwithstanding any other legal or equitable rights of Bank, Bank in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to Collateral including, not limited to, the right to collect all income of other distributions arising therefrom and to exercise all voting rights connected with Collateral; and (b) is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefor, or an additions thereto through any private or public sale without either demand or notice to the undersigned, or any advertisement, the same being hereby expressly waived, at which sale Bank is authorized to purchase said property or any part thereof, free from any right of redemption on the part of the undersigned, which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Bank may apply, as it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more of all of the Obligations of the undersigned, whether due or not, to Bank, after such application and the return of any surplus, the undersigned agrees to be and remains liable to Bank for any and every deficiency after application as aforesaid upon this and any other Obligation. The undersigned shall pay all costs of collection incurred by Bank, including its attorney's fees, if this note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, the undersigned agrees to pay to Bank a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater, with a minimum fee of $20.00. After an Event of Default, the undersigned agrees to pay to Bank a fixed charge of $25.00 or the

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undersigned agrees that Bank may, without notice, increase the above stated
interest by 6%, whichever is greater. Under no circumstances shall said interest rate be raised to a rate which shall be in excess of the maximum rate of interest allowable under the state and/or federal usury laws in force at the time of such change.

The undersigned may prepay all or part of this note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Upon such prepayments including involuntary prepayment by acceleration, the undersigned shall pay a premium of 2% of the maximum principal amount permitted under this note. Partial prepayments shall not excuse any subsequent payment due.

ENTIRE AGREEMENT: The undersigned agrees that there are no conditions or understandings which are not expressed in this note and the documents referred to herein.

WAIVER: No failure on the part of Bank to exercise any of its rights hereunder shall be deemed a waiver of any such rights or of any default. Demand, presentment, protest, and notice of dishonor, notice of protest, and notice of default are hereby waived. Each of the undersigned, including but not limited to all co-makers and accommodation makers of this note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605(i) of the UCC.

JURY WAIVER: THE UNDERSIGNED, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The declaration of invalidity of any provision of this note shall not affect any part of the remainder of the provisions.

[ X ] This note is supplemented by the terms and conditions of a commitment letter dated July 3, 1998 between the undersigned and Bank.

Warrant of attorney: The undersigned, jointly and severally, authorize any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, to waive the issuance and service of process and to confess judgment against them in favor of the Holder for the principal sum due hereon together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeals, exemptions and stays of execution. The undersigned also agrees that the attorney acting for the undersigned as set forth in this paragraph may be compensated by Bank for such services, and the undersigned waive any conflict of interest caused by such representation and compensation arrangement. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

DUE DATE     June 30, 1999                            /s/ RICHARD M. OSBORNE
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ADDRESS      7001 Center Street                           Richard M. Osborne
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             Mentor, Ohio 44060
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